Confidential Treatment
Exhibit 10.25
PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO REGISTRANT’S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406. THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

Insurer:	Lexington Insurance Company

Form:	LEX-CM-EPLIT (3/02 ED)

Limit:	$1,000,000 each Insured Event
$5,000,000 PEO Client Company Sub-limit
$10,000,000 Total Aggregate

Retention:	$75,000

Premium:	$[ ] (plus 5% NC surplus lines taxes and a $50 filing fee)

Discovery:	1 year at 100% of the annual premium on a bilateral basis

Policy Period:	One Year

Retro Date:	Date of Incorporation

Rating:	Based on a full time equivalency of 37,750 employees
The following endorsements will be carried forward from the expiring policy:
1.	Minimum earned premium endorsement ([ ]% of annual premium)

2.	EPL Staff Select Client company coverage for PEOs endorsement

3.	Self insured retention endorsement ($75,000)

4.	Coverage territory limitation endorsement (OFAC)

5.	Premium installment endorsement

6.	Wrongful business environment endorsement — SOI

7.	Amendatory endorsement:
–	Amend Section II. B.2.D., settlement cap (a/k/a hammer clause), to 80/20 coinsurance (this means that if Lexington recommends that SOI accept a settlement and SOI elects to continue to defend, Lexington will pay 80% of any defense or covered loss above the recommended settlement amount — does not apply to client companies)

–	Amend Section II.A.3., to apply the above 80/20 settlement cap clause;

–	Amend ERISA exclusion to carve-back coverage for claims alleging Wrongful Termination, Discrimination or retaliation in violation of Section 510 of ERISA.

–	Amend WARN Act exclusion to provide defense costs coverage for claims requesting injunctive relief seeking the enforcement of the Act, Public Law 100-379 or any similar law (does not apply to client companies)

–	Amend the definition of Claim to include criminal proceedings (does not apply to client companies)

–	Amend Workers Compensation exclusion to carve-back coverage for Wrongful Termination, Discrimination or retaliation suits arising from a worker filing a workers compensation claim

–	Delete the mandatory arbitration clause for policy disputes

–	Amend the definition of Sexual Harassment to explicitly include non-sexual harassment and same sex sexual harassment
8.	Provide a 1 year bilateral Discovery option for 100% of the total annual premium
Coverage Highlights
•	Coverage is extended to both the corporate entity and individual Insureds

•	Coverage is provided for punitive damages where insurable by law with most favorable jurisdiction language

•	Coverage is provided for third party suits (i.e. suits brought by persons other than employees alleging harassment or discrimination) (does not apply to client companies)

•	Coverage is extended to PEO Client Companies (subject to specified exceptions)

•	Coverage is provided for various types of workplace harassment (not just sexual harassment)

•	In addition to harassment, discrimination and wrongful termination, coverage is extended for other workplace torts (retaliation, defamation, infliction of emotional distress, invasion of privacy, negligent evaluation, wrongful discipline, wrongful reference, failure to grant tenure, wrongful failure to employ or promote, or wrongful demotion)

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